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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported):  AUGUST 15, 2001

                             EQUISTAR CHEMICALS, LP
             (Exact name of registrant as specified in its charter)

          DELAWARE                   333-76473             76-0550481
(State or other jurisdiction of     (Commission         (I.R.S. Employer
       incorporation)               File Number)       Identification No.)

                              1221 MCKINNEY STREET
                        SUITE 700, HOUSTON, TEXAS 77010
             (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code:  713-652-7200
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ITEM 9.  REGULATION FD DISCLOSURE

     As Equistar Chemicals, LP ("Equistar") has previously reported, due to continued weak conditions in the global chemical markets, management expects continued poor operating results in the second half of 2001. Pricing and margin pressures are expected to continue for the remainder of the year in Equistar's petrochemical and polymers businesses. Published industry data for July indicate that pricing and margins have deteriorated and, as a result, Equistar's assessment is that its operating results for the third quarter will be lower than in the first quarter of 2001.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Equistar Chemicals, LP



                              By:  /s/ Joseph M. Putz
                                 -----------------------------
                                         Joseph M. Putz
                                       Acting Controller

Date: August 15, 2001